EXHIBIT 99.1

NEWS RELEASE

For more information, contact:
Al Cochran, Chief Financial Officer, (678) 839-5860, alcochran@greenwaymedical.com

GREENWAY REPORTS SECOND-QUARTER 2012 RESULTS

Revenue of $29.1 Million Increased 30% YOY

March 13, 2012, Carrollton, Ga. – Greenway Medical Technologies, Inc. (NYSE: GWAY), provider of the integrated electronic health record (EHR), practice management and interoperability solution PrimeSUITE®, today announced its financial results for the three and six months ended December 31, 2011.

Greenway® President and CEO Tee Green noted that “We are excited to report our first quarter as a public company and are extremely pleased with our second-quarter results. We believe we are on track to achieve our FY2012 goals and have significant momentum in our business. Our strategies for growth and innovation are expected to drive sustainable revenue, earnings and cash flow growth for 2012 and beyond.”

Highlights

●	Second-quarter and YTD total revenue was $29.1 million and $54.8 million respectively, representing increases of 30% and 41% over the respective year-ago periods.

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Adjusted EBITDA was $1.3 million for the second quarter of FY2012.Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss below and is not a substitute for the GAAP equivalent.

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Partner Services, introduced at Greenway’s PrimeLEADER user conference in September 2011, has garnered significant interest culminating in the launch of the Greenway Marketplace at the recent HIMSS Annual Conference. Partner Services is an enhancement to our innovation platform that accelerates delivery of complementary technologies by opening up the platform’s API (application programming interface) to qualified third parties. Greenway believes this platform further differentiates the company and its solutions from its peers.

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In November, the company conducted its National Services Conference where more than 200 Greenway team members received four days of training and certification regarding new HIPAA 5010 EDI transaction set standards, EHR Meaningful Use Stage 1, a preview of Stage 2, ICD 10 as well as new Greenway innovations and services.

- more -
121 Greenway Blvd., Carrollton, GA 30117 • Tel: 770.836.3100 • Fax: 770.836.3200
www.greenwaymedical.com•info@greenwaymedical.com

Greenway Reports Second-quarter 2012 Results
March 13, 2012

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In October, the company closed the acquisition of CySolutionsand has since completed integrating the acquired technology and ramped-up marketing efforts in the federally qualified health center (FQHC), community health center (CHC) and rural health center (RHC)markets. Greenway believes these marketsare not only large and growing but provide a framework for developing coordinated care and accountable care initiatives as well as patient-centered medical home strategies. Acquisition costs in connection with this transaction totaled $123,000 and are reflected in computation of Adjusted EBITDA.

Operating Results

Revenue for the three months ended December 31, 2011 was $29.1 million, a 30% increase as compared to revenue of $22.3 million for the three months ended December 31, 2010. For the six months ended December 31, 2011, total revenue was $54.8 million, a 41% increase over revenue of $38.8 million for the year-ago period.

Gross profit for the three months ended December 31, 2011 was $15.0 million, compared to $12.0 million for the three months ended December 31, 2010. Gross profit for the six months ended December 31, 2011 was $28.3 million, compared to $20.6 million for the year-ago period. Cost of goods sold in second-quarter 2012 included $705,000 increased amortization of acquired technology and software development costs as various projects are now available for market.

Loss from operations was $350,000 and $899,000 for the three and six months ended December 31, 2011, respectively.  This compares to operating income of $1.6 million and an operating loss of $264,000 for the comparable periods of the prior year. The six months ended December 31, 2011 included share-based compensation expense of $1.5 million as compared to $834,000 in the year-ago period.

Net loss for the three months ended December 31, 2011 was $268,000, reflecting a net tax benefit of $130,000, an effective rate of 32% including the effect of expensing miscellaneous payments to various state jurisdictions applicable to previous years. The company estimates its effective tax rate for FY2012 will be approximately 40%. Comparison to the year-ago quarter is not meaningful for net income, since a full valuation allowance was provided on net deferred tax assets, resulting in de minimis tax expense.

Adjusted EBITDA for the three months and six months ended December 31, 2011 was $1.3 million and $2.2 million respectively, as compared to $2.4 million and $929,000 for the comparable periods of the prior year. Greenway defines Adjusted EBITDA as earnings before interest, income taxes, depreciation and amortization, acquisition costs and share-based compensation expense. Adjusted EBITDA is not a measure of liquidity calculated in accordance with Generally Accepted Accounting Principles (GAAP), and should be viewed as a supplement to — not a substitute for — the company’s results of operations presented on the basis of GAAP.See Footnote 1 for a reconciliation of net income (loss) to Adjusted EBITDA.

Greenway Reports Second-quarter 2012 Results
March 13, 2012

Pro forma loss per share was $0.01 and $0.03, respectively, for the three and six months ended December 31, 2011. Pro forma per share amounts are presented as if conversion of the company’s Series A and B Preferred Stock into common stock had occurred at the beginning of these periods, and associated dividends and adjustments to fair value related to these financial instruments was eliminated. Concurrent with completion of the company’s stock offering in February 2012, all Greenway preferred stock was converted into common shares at the $10 per share offering price.

As of December 31, 2011 the company had $8.3 million in cash and short-term investments and no outstanding indebtedness.

Conference Call

Greenway will host a conference call today, Tuesday March 13, 2012 at 5 p.m. Eastern time to discuss the company's earnings and other information. The call can be accessed by dialing (800) 798-2884 or (617) 614-6207 for international calls; the participant code is 64482942. For listen-only mode, participants should go to the Investors section of www.greenwaymedical.com prior to the call to register and download the necessary audio software.

An audio replay will be posted following the call and will be available from approximately 7 p.m. Eastern on March 13 through 11:59 p.m. Eastern on March 20. The replay will be accessible through a link on www.greenwaymedical.com/investors or by calling (888) 286-8010 or internationally (617) 801-6888. Replay code is 50131582.

About Greenway

Greenway Medical Technologies(NYSE: GWAY) provides innovative EHR, ambulatory healthcare and clinical research business solutions and services to more than 41,000 healthcare providers nationwide, in 30 specialties and subspecialties, by enhancing the delivery of patient care through advanced health IT software and on-demand services that allow physician practices to function at their highest level of efficiency in group practice, IDN, REC, HIE, IPA, accountable care organization (ACO) and patient-centered medical home (PCMH) settings. Established in 1998, Carrollton, Ga.-based Greenway hasmore than 600 employees.

Non-GAAP Financial Measures

Adjusted EBITDA is a “non-GAAP financial measure” presented as a supplemental measure of the company’s performance. It is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The company believes this measure provides additional meaningful information in evaluating its performance over time.  However, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the company’s results as reported under GAAP. In addition, in evaluating Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the company will incur expenses such as those used in calculating these measures. The company’s presentation of this measure should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Footnote 1 to this press release provides a reconciliation of net income (loss) to Adjusted EBITDA.

Greenway Reports Second-quarter 2012 Results
March 13, 2012

Forward-looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the company’s financial condition, growth strategy, business development efforts, service offerings, and service delivery models. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the company’s future performance include, but are not limited to, our ability to adapt to evolving technology and industry standards; our ability to implement our growth strategy; our ability to retain management and other qualified personnel; failure to prevent disruptions in service or damage to our third-party providers’ data centers; failure to avoid liability for the use of content we provide; regulation of the healthcare information technology industry; our ability to ensure our solutions meet industry and government standards; failure to maintain adequate security measures for our customers’ confidential information and personal identifiableinformation and their patients’ protected health information; our ability to obtain new provider clients; failure of the HITECH Act and other incentive programs to be fully implemented or funded by the government; our ability to implement our strategic relationships as currently intended; failure to establish, protect or enforce our intellectual property; restrictions in our credit facility and future indebtedness. The company disclaims any obligation or duty to update or modify these forward-looking statements. Greenway,the Greenway logoand PrimeSUITE are registered trademarks of Greenway Medical Technologies, Inc.

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Greenway Reports Second-quarter 2012 Results
March 13, 2012

Greenway Medical Technologies, Inc.

Condensed Balance Sheets – Unaudited

(Amounts in Thousands)

	December 31	June 30,
	2011	2011

Assets
Current assets:
Cash and cash equivalents	$3,548	$5,722
Short-term investments	4,758	10,447
Accounts receivable, net of $585 and $539 allowance for doubtful accounts at June 30, 11 and December 31, 2011 (unaudited), respectively	16,109	18,112
Inventory	733	460
Prepaids and other current assets	2,650	1,705
Deferred tax assets	1,406	476
Total current assets	29,204	36,922
Property and equipment, net	14,475	9,632
Acquired intangibles, net	573	-
Software development cost, net	12,091	6,811
Deferred tax assets - noncurrent	28,198	28,751
Goodwill	440	-
Other assets	40	40
Total assets	$85,021	$82,156

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$7,545	$7,902
Accrued liabilities	7,715	5,900
Deferred revenue	9,152	8,672
Total current liabilities	24,412	22,474
Obligation for purchased technology	272	349
Convertible preferred stock, at fair value	130,420	158,817
Shareholders’ equity (deficit):
Common stock	11,537	11,498
Additional paid-in capital	60,678	59,038
Accumulated deficit	(142,298)	(170,020)
Total shareholders’ equity (deficit)	(70,083)	(99,484)
Total liabilities, convertible preferred and shareholders’ deficit	$85,021	$82,156

Greenway Reports Second-quarter 2012 Results
March 13, 2012

Greenway Medical Technologies, Inc.

Condensed Statements of Operations – Unaudited

(In Thousands except Share and Per Share Data)

	Three Months Ended		Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010

Revenue:
System sales	$9,205	$8,596	$15,854	$13,056
Training and consulting services	6,301	4,349	12,904	7,766
Support services	7,710	5,360	14,767	10,208
Electronic data interchange and business services	5,906	4,016	11,248	7,798
Total revenue	29,122	22,321	54,773	38,828
Cost of revenue:
System sales	2,761	2,390	4,608	3,611
Training and consulting services	4,560	3,176	8,992	6,087
Support services	2,672	1,655	4,929	2,905
Electronic data interchange and business services	4,153	3,044	7,975	5,623
Total cost of revenue	14,146	10,265	26,504	18,226
Gross profit	14,976	12,056	28,269	20,602
Operating expenses:
Sales, general and administrative	11,482	8,926	22,160	17,523
Research and development	3,844	1,519	7,008	3,343
Total operating expenses	15,326	10,445	29,168	20,866
Operating income (loss)	(350)	1,611	(899)	(264)
Interest income (expense), net	-	5	(8)	25
Other (expense), net	(48)	(10)	(87)	(29)
Income (loss) before provision for income taxes	(398)	1,606	(994)	(268)
Provision (benefit) for income taxes	(130)	25	(320)	31
Net income (loss)	(268)	1,581	(674)	(299)
Preferred stock dividends and change in fair value	37,772	(13,232)	42,105	(34,346)
Income (loss) available to common shareholders	$37,504	$(11,651)	$41,431	$(34,645)

Per share data:
Net income (loss) per share available to common shareholders:
Basic	$3.19	$(1.01)	$3.54	$(3.00)

Diluted	$1.70	$(1.01)	$3.15	$(3.00)

Weighted average number of common shares outstanding
Basic	11,740,352	11,591,349	11,713,144	11,540,055

Diluted	22,044,115	11,591,349	13,142,157	11,540,055

Pro forma net loss per share:
Basic and diluted (unaudited)	$(0.01)		$(0.03)

Pro forma weighted average number of common shares outstanding:
Basic and diluted (unaudited)	20,582,464		20,555,256

Greenway Reports Second-quarter 2012 Results
March 13, 2012

Footnote 1

	Three months ended		Six months ended
	December 31,		December 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$(268)	$1,581	$(674)	$(299)
Stock-based compensation	423	556	1,480	834
Acquisition costs	123	-	123	-
Depreciation and amortization	1,149	215	1,609	388
Interest (income) expense, net	-	(5)	8	(25)
Provision (benefit) for income taxes	(130)	25	(320)	31
Adjusted EBITDA	$1,297	$2,372	$2,226	$929

Greenway Reports Second-quarter 2012 Results
March 13, 2012

Greenway Medical Technologies, Inc.

Condensed Statements of Cash Flows – Unaudited

(Amounts in Thousands)

	Six Months Ended
	December 31,	December 31,
	2011	2010

Cash flows from operating activities:
Net loss	$(674)	$(299)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Net stock compensation expense	1,480	834
Deferred income tax benefit	(377)	-
Depreciation and amortization	1,609	388
Provision for bad debts	570	300
Changes in current assets and liabilities:
Accounts receivable	1,432	(2,804)
Inventory	(273)	(129)
Prepaids and other current assets	(945)	(337)
Accounts payable and accrued liabilities	504	(135)
Deferred revenue	480	473
Net cash provided by (used in) operating activities	3,806	(1,709)
Cash flows from investing activities:
Sales of short-term investments	5,689	-
Purchases of property and equipment	(2,953)	(1,551)
Acquired technology and other intangibles	(3,000)	-
Capitalized software development cost	(5,838)	(1,948)
Net cash used in investing activities	(6,102)	(3,499)
Cash flows from financing activities:
Payments on capital leases	-	(12)
Payments on obligation for acquired technology	(77)	(133)
Proceeds from exercise of stock options and warrants, net of issuance costs	199	418
Net cash provided by financing activities	122	273
Net decrease in cash and cash equivalents	(2,174)	(4,935)
Cash and cash equivalents at beginning of period	5,722	19,179
Cash and cash equivalents at end of period	$3,548	$14,244
Supplemental cash flow information:
Cash paid for interest	$3	$2
Cash paid for taxes	$58	$30

Non-cash investing and financing activities:
Common stock and obligations for future payments at fair value,
given in exchange for acquisitions of technology and other intangibles	$954	$974